Presentation to McGraw-Hill
August 22, 2011

Disclaimer
THESE MATERIALS ARE FOR GENERAL INFORMATIONAL PURPOSES ONLY. THEY DO NOT HAVE REGARD TO THE SPECIFIC INVESTMENT
OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THESE MATERIALS,
AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION.  THE VIEWS EXPRESSED HEREIN REPRESENT THE
OPINIONS OF EACH OF JANA PARTNERS LLC AND ONTARIO TEACHERS’ PENSION PLAN (EACH, A “SHAREHOLDER”), WHICH OPINIONS MAY CHANGE
AT ANY TIME AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THE MCGRAW-HILL COMPANIES, INC. (THE “ISSUER”).
 OPINIONS EXPRESSED HEREIN ARE CURRENT OPINIONS AS OF THE DATE APPEARING IN THIS MATERIAL ONLY. EACH OF THE SHAREHOLDERS
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Overview
„ McGraw-Hill has consistently underperformed its potential and traded at a sizable discount to its intrinsic value, primarily due to the operational challenges, capital inefficiencies and structural complexity caused by its conglomerate structure
„ While the announcements of a portfolio review and the intention to take “significant actions” in 2011 are encouraging, the muted market reaction immediately following the announcements reflects concerns that
 McGraw-Hill will not go far enough in addressing its issues
„ The recent regulatory and political scrutiny around the S&P Ratings business highlights the drawbacks of housing wholly unrelated businesses together and the risks of further delay in addressing this issue
„ McGraw-Hill must move past long overdue “reviews” and finally execute on transforming its corporate structure to improve operating performance and realize the true value potential of its assets
„ Specifically, McGraw-Hill should promptly:
 - Separate McGraw-Hill Education
 - Separate Information & Media
 - Separate the S&P Index business
 - Collapse its corporate overhead and right size its segment cost structures to achieve peer margins
 - Accelerate its share buyback ahead of pursuing these value creating steps to maximize resulting shareholder value
 - Bolster S&P Ratings with a well-known independent oversight figure to help manage increasingly complex global regulatory landscape and improve dialogue with investors, regulators and the public

„ Operational underperformance
 ▪ MH Education and Information & Media are competitively disadvantaged in the current portfolio
 ▪ Structure leads to management inefficiency, excess overhead and sub-peer segment margins
 ▪ Equity alignment challenged given diluted impact of divisional performance on stock performance
„ Inefficient capital allocation
 ▪ Different growth, regulatory and ROIC profiles create conflicting capital allocation priorities
 ▪ Conglomerate structure limits strategic value-enhancing M&A
 ▪ S&P Ratings limits capitalization options for other segments due to perceived conflicts in assuming meaningful leverage
„ Structural complexity
 ▪ Minimal commercial logic to structure; does not create unique value and complicates equity story
 ▪ MH Education is a drag on operating metrics and valuation of the rest of the businesses
 ▪ Information & Media is an exciting growth story lost in McGraw-Hill among larger businesses
 ▪ MH Financial is itself a set of unrelated assets that is misunderstood in the broader McGraw-Hill story; in particular the S&P Index business is lost within MH Financial
 ▪ Public focus on S&P Ratings segment overshadows other segments
Failure To Maximize Value Comes Primarily From Three Sources
McGraw-Hill’s value creation plan should address the key structural elements of its underperformance and undervaluation.

McGraw-Hill Portfolio Review & Assessment: Share Performance

„ S&P Ratings
 ▪ Strong market position with barriers to entry, real pricing power and secular growth from development of international capital markets
„ MH Financial
 ▪ Growing and high margin S&P Index business combined with unrelated subscription-based critical content with attractive growth and margin improvement opportunities
„ MH Education
 ▪ Iconic industry brand in consolidated industry with strong content base and sales relationships but facing headwinds; K-12 business faces state / local funding challenges while business increasingly requires comprehensive digital learning platform and assessment capabilities; Higher Ed business faces accelerating need for digital capabilities
„ Information & Media
 ▪ Critical industry information in a number of sectors, with energy / materials accounting for majority of profitability; well positioned to benefit from penetration and pricing growth;
 strategic asset with opportunities to participate in industry consolidation
Each business has unique strengths and challenges. The question is: what is
McGraw-Hill’s logic for keeping any of these businesses together?
McGraw-Hill Boasts A Portfolio Of Independently Attractive Assets

Average Fwd P/E Multiple (6/13/2008-6/13/2011)
MSCI 24.1x
FDS 22.1x
IHS 22.1x
TRI 18.2x
MCO 15.0x
DNB 14.1x
PSON 13.3x
MHP 12.6x
GCI 5.4x
50.0x
45.0x
40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
6/13/08
12/13/08
6/13/09
12/13/09
6/13/10
12/13/10
6/13/11
NYSE: MHP
NYSE:MCO
LSE:PSON
NYSE:DNB
NYSE:FDS
NYSE:MSCI
TSX:TRI
NYSE:IHS
NYSE:GCI

… That The Market Consistently Undervalues
Note: Period ends at 6/13/2011, the day before McGraw-Hill announced its portfolio review, intention to sell broadcasting and review of G&A. Data per CapIQ. Peer group based on Piper Jaffray peer analysis for sum of parts valuation. Weighted average represents average of peers according to McGraw-Hill annual segment EBIT composition (pre-corporate allocation). Peer analysis only possible beginning in 2008, as that is the earliest period for which McGraw-Hill has provided separate segment disclosure for MH Financial. Moody’s used as peer for S&P Ratings; Pearson used as peer for MH Education; average of Dun & Bradstreet, FactSet, MSCI and
Thomson Reuters used as peer for MH Financial; IHS used as peer for non-broadcasting Information & Media; Gannett used as peer for broadcasting business within Information & Media.
McGraw-Hill’s 3 year average valuation of 12.6x earnings is at a ~25% discount to the
15.9x weighted average of its peer group and trails all of its peers other than Gannett.
FDS = 28.7x
IHS = 25.0x
MSCI = 21.1x
TRI = 17.0x
MCO = 17.7x
MHP =14.2x
DNB = 12.7x
GCI = 6.1x
PSON = 15.0x
Forward P/E
Valuations at
6/13/2011
Peer Wtd. Avg
15.9x

McGraw-Hill Has Trailed Peer Returns Over The Long Term
(1) Pearson total return for period excludes impact of changes in value attributable to its stake in Interactive Data Corporation, which was sold in 2010. Including changes to Pearson total return attributable to changes in the value of its stake in Interactive Data Corporation results in a minimal (2%) change in Pearson’s total return over the period.
(1)
„ McGraw Hill’s three
 year total return of 2%
 was 29% less than
 the weighted average
 of its peers over the
 period
McGraw-Hill underperformed its peers in total shareholder return during the three year period preceding the recently announced portfolio review.

Weighted Average (48%)
Gannett (95%)
Moody's (68%)
McGraw-Hill (66%)
FactSet Research Systems (49%)
IHS Inc. (37%)
Thomson Reuters (30%)
Dun & Bradstreet (28%)
Pearson (14%)

Note: Represents total shareholder returns. Weighted average represents average of peers according to McGraw-Hill segment EBIT composition for 2008 (pre-corporate allocation). Moody’s used as peer for S&P
Ratings; Pearson used as peer for MH Education; average of Dun & Bradstreet, FactSet and Thomson Reuters used as peer for MH Financial; IHS used as peer for non-broadcasting Information & Media; Gannett used as peer for broadcasting business within Information & Media. Peer group based on Piper Jaffray peer analysis for sum of parts valuation. Assumes all dividends reinvested. Data per Bloomberg.
(1) Represents total return for period from 6/13/2001-6/13/2011. Assumes all dividends reinvested. Data per CapIQ
McGraw-Hill’s diversification did not insulate shareholders during the financial crisis.
McGraw-Hill’s total return was 18% worse than the weighted average of its peers.
Total Return: S&P 500 Peak - Trough (10/09/07-3/09/09)
„ During the S&P 500’s
 decline, McGraw-Hill
 performed in line with
 Moody’s and considerably
 worse than all other peers
 except Gannett
„ While McGraw-Hill matched
 Moody’s on the way down,
 it underperformed over the
 past decade, with McGraw-
 Hill’s 50% return falling
 124% below Moody’s 174%
 return over that period(1)
… And Its Diversification Provided No Benefit In The Market Downturn

McGraw-Hill Portfolio Review & Assessment: In-Depth Segment Review

STANDARD & POOR'S

platts

INITIAL QUALITY
J.D. POWER
2010
The Voice of The Customer

THEMARKETS.com

McGraw Hill Education

S&P INDICES

McGraw_Hill CONSTRUCTION

Capital IQ

AVIATION WEEK

McGraw-Hill BROADCASTING

Portfolio Review Focus
In conducting the portfolio review, a key question should be: if you were to start from scratch today, would you construct McGraw-Hill in its current form?

McGraw-Hill’s Diverse Portfolio: Snapshot Segment Comparison
	S&P Ratings	MH Financial	MH Education	Info. & Media
Key Business Lines	Ratings	Indices, CapIQ, Credit & Equity Research	K-12 and Higher Ed Learning and Support Materials, Testing	Platts, JD Power, Aviation / Construction Week, Broadcasting
Key Markets	General Business, Government	Financial Services Businesses	K-12: State / Local Ed Higher Ed: Students	Diversified Businesses
Growth Profile	MSD / HSD (price + secular volumes)	HSD / LDD (price + volume + cross-sales + new product)	Flat / LSD (state funding / enrollments)	MSD / HSD (price + volume + M&A)
Key Revenue Drivers	Interest Rate & Financing Environment / Global New Debt Issuance Volume	Financial Services Seats / Adoptions of New Indices & AUM Growth	State & Local Ed Funding / Post-HS Enrollment Growth	Energy Price Volatility / Auto, Aviation and Construction Growth
EBIT Margins(1)	Low / Mid 40% and Growing	Mid / High 20% and Growing	Low Teens and Flat / Declining	High Teens and Growing
Capital Intensity	~2% Revenue	~1% Revenue	~8%-10% Revenue	~1% Revenue
ROIC(2)	71%	18%	9%	12%
Degree of Regulation	High	Low	Medium (federal / state / local ed)	Low
McGraw-Hill’s segments exhibit distinct financial and qualitative characteristics with different end market, growth, margin, capital intensity, ROIC and regulatory profiles.
(1) Segment margins shown excluding corporate allocations.
(2) 2010 ROIC as calculated on page 13.

Comparable Segment Metrics[1]	EBIT Margins		CapEx % Revenue[2]		ROIC[3]		Commentary
	2009	2010	2009	2010	2009	2010	
S&P Ratings	41.9%	40.0%	2.2%	2.6%	71.6%	71.2%	--
McGraw-Hill Financial	25.8%	23.8%	1.1%	1.3%	28.4%	18.3%	Acquired The Markets ('10)
McGraw-Hill Education	11.0%	13.3%	9.0%	8.0%	6.6%	8.7%	--
Information & Media	8.2%	16.9%	0.9%	1.4%	6.0%	11.8%	Sold Business Week ('09)
Total	21.4%	23.3%	4.5%	4.3%	17.7%	19.2%	

(1) Adjusted corporate overhead and CapEx allocated to segments based on percentage EBIT contribution.
(2) Includes investments in pre-publication.
(3) Calculated as NOPAT / segment assets. Assumes MHP corporate tax rate for all segments.

„ MH Education compares unfavorably with other businesses in McGraw-Hill’s portfolio, as measured by growth profile, operating margins, capital intensity and ROIC
„ As a result, MH Education competes with substantially higher returning businesses for capital, resources and management attention; this leaves MH Education competitively disadvantaged
 ▪ MH Education requires ~3-4x more capital than any other segment, and the segment will need additional ongoing capital support to catch up with competition in development of digital capabilities
 ▪ However, every dollar deployed to MH Education is a relatively less attractive investment because the segment struggles to achieve its cost of capital and other segments offer higher returns
 ▪ Furthermore, these characteristics make it challenging to justify acquisitions in MH Education
MH Education: Disadvantaged Within McGraw-Hill’s Portfolio
MH Education needs substantial capital support and institutional prioritization, yet it is among McGraw-Hill’s lowest returning investment opportunities.

MHP[1]			Pearson Education[2]			Delta		
	2008	2009	2010	2008	2009	2010	2008	2009	2010
Revenue	$2,639	$2,388	$2,433	£2,246	£2,745	£2,973	--	--	--
EBIT	322	262	323	293	396	460	--	--	--
CapEx	307	215	194	246	278	283	--	--	--
EBIT % Margin	12.2%	11.0%	13.3%	13.0%	14.4%	15.5%	83 bps	347 bps	221 bps
CapEx % Revenue	11.6%	9.0%	8.0%	11.0%	10.1%	9.5%	-67 bps	112 bps	154 bps
Education as % Total EBIT[3]	22.3%	20.5%	22.5%	72.0%	81.6%	77.7%	4,968 bps	6,106 bps	5,525 bps

Note: in millions.

[1] For MHP, adjusted EBIT and CapEx include allocations for adjusted corporate costs based on % EBIT contribution (pre-corporate).

[2] Represents PSON NA and Professional only for comparison with MH Education, other than as noted in footnote 3. EBIT adjusted for acquisition costs of £3mm in 2010.

[3] For PSON, includes NA, Int'l and Professional. Excludes Interactive Data Corporation.

„ MH Education has underperformed principal peer Pearson (“PSON”) on an operational basis, a reflection of MH Education’s position within the McGraw-Hill conglomerate structure (only ~23% of total EBIT)
„ PSON has spent 10 years managing its portfolio to focus on education / learning as its core competency
 ▪ As part of its portfolio reshuffling, PSON has sold over $5bn of assets - including high-quality and growing but still non-core businesses - and used the proceeds to acquire over $4bn of assets that enhanced its core strategy, with a particular focus on complementary education businesses
 ▪ As a result, education now accounts for ~80% of PSON’s total EBIT vs. ~35% 10 years ago
„ With clear focus, PSON has made the investments and acquisitions needed to become the leader in the attractive areas of the education market and to grow its emerging markets education business
Also Disadvantaged Against More Focused Competition
Education is a core competency / most attractive business for the competition; this leaves MH Education inherently disadvantaged.

35%
34%
33%
32%
31%
30%
29%
28%
27%
34%
32%
34%
30%
32%
30%
31%
30%
2007
2008
2009
2010
MHP Share: US K-12 New Adoptions
MHP Share: Other US K-12 Ed Spend

„ Despite its strong history and legacy market position, in recent years operating performance has weakened and MH Education has significantly underperformed
„ MH Education has lost share in its higher education business, as management acknowledged during its
 2010 results call, though strong market conditions have still provided an avenue for growth
„ Based on AAP data, MH Education’s K-12 business has experienced share loss outside of new adoptions
„ These losses are a major ongoing concern, as they appear to reflect McGraw-Hill’s competitive disadvantage in the faster growing and more attractive areas of K-12 education spending
As A Result, MH Education Appears To Be Losing Share
MH Education would be better positioned to compete standalone with greater attention and incentives to reverse share loss and direct the business for success.
Note: “US K-12 New Adoptions” represents MHP share of new adoptions in adoption states, and “Other US K-12 Ed Spend” represents MHP share of open territory sales, residual sales in adoption states and supplemental sales. Market data per AAP as disclosed in Stifel Nicolaus “2011 Outlook for El-hi Publishing” report dated January 19, 2011. While AAP data does not represent the entire US K-12 education market, it does represent the key components of the market (largest and most direct competitors) with data contributed from the most significant market participants. McGraw-Hill adoptions share per Q4 earnings calls.
„ McGraw-Hill has largely
 maintained share in new
 adoptions, but appears to have
 lost relative market share in the
 more attractive non-adoption
 market

MH Education’s Weak Structural Position
MH Education’s performance is a drag on other McGraw-Hill businesses.
“We think that MHP could evaluate a potential sale/spin of the Education segment (22% of MHP profits). We view the Education properties as relatively low growth (LSD) and low margin (essentially
10-15% since 1995) — which put it at odds with much of S&P Ratings, M-H Financial, and Platts.
Education has also struggled in recent years amid tough times for local/state budgets, and lagged competitor Pearson.” - J.P. Morgan, August 1, 2011(1)
“Consider the following - 1) the financial profile of Education (more capital intensive, lower returns, cyclical ~ K-12) is less attractive vs. McGraw-Hill Financial Services, in our opinion; 2) McGraw-Hill
Education has been losing share in both el-hi and college for the last several years which we think is at least partially due to ‘under-investment’ in these businesses (at least on a relative basis) - School revenue is nearly -30% off its '05 peak, the company's legacy testing biz (norm-referenced testing)
has been hurt by NCLB, and the higher education digital strategy has generally trailed competitors”
- Stifel Nicolaus, August 2, 2011(2)
“The weak link in the MHP earnings outlook near-term is the educational publishing unit, reflecting heavy spending on digital initiatives and a difficult K-12 funding environment. While we see long-
term payoff from the digital migration (as evidenced by the higher margins achieved in the more technologically advanced college business), we expect spending to constrain margins in 2011 and
2012” - Piper Jaffray, May 19, 2011(3)
(1) “Activists Coming”; Michael A. Meltz; J.P. Morgan; August 1, 2011.
(2) “The McGraw-Hill Companies”; Drew E. Crum and David Pang; Stifel Nicolaus; August 2, 2011.
(3) “Management Visit Reinforces our Positive View”; Peter P. Appert and George K. Tong; Piper Jaffray; May 19, 2011.

„ From an investor’s perspective, the Information & Media business is lost within the broader McGraw-Hill conglomerate structure and is too small to move the needle
 ▪ Information & Media represents only ~10% of EBIT and is overshadowed by three other segments
 ▪ Management has recognized that Platts is “an underappreciated gem”(1) within the company
„ From an operational perspective, Information & Media does not receive the growth support, organizational focus / prioritization or equity incentives needed to maximize performance
 ▪ In the media space there is a strong track record of ‘orphan’ assets like Info. & Media materially improving performance once equipped with the appropriate attention, resources and incentives
„ Information & Media is well positioned to participate in information services industry consolidation
 ▪ As a buyer: While McGraw-Hill has recently supported two Info. & Media acquisitions (Bentek and
 Steel Business Briefing Group), a standalone Info. & Media business could be considerably more acquisitive, in line with information services peers, to drive growth, margins and value creation
 ▪ As a seller: Information & Media would be a highly valued acquisition candidate for larger pure-
 play info services companies or diversified media companies looking for info services exposure
A standalone Information & Media business could better optimize operational performance, garner investor attention and participate in consolidation.
(1) CEO Harold McGraw III comment during Q2 2011 earnings call discussion of McGraw-Hill’s portfolio review.
Information & Media: Obscured Value And Disadvantaged In M&A

MHP I&M[1]		IHS (NYSE: IHS)[1]		
	2009	2010	2008	2009	2010
Revenue[2]	$855	$907	$844	$967	$1,076
Total Info Services Revenue Growth[2]	na	4.9%	22.6%	14.6%	11.2%
Info Services Organic CC Revenue Growth[3]	na	na	7.0%	3.0%	5.0%
EBIT % Margin[4]	na	16.9%	16.6%	18.2%	18.6%
Average FWD P/E Multiple in Year[5]	12x	13x	29x	19x	21x
% Total Company EBIT[4]	na	10.7%	100.0%	100.0%	100.0%
Number of Acquisitions In Year[6]	0	0	8	4	7
Value of Acquisitions in Year	$0	$0	$337	$182	$335
Key Focus Areas (Illustrative Brands/Titles)	Energy (Platts); Auto (JD Power) Construction Week; Aviation Week		Energy (CERA, Global Insight); Product Lifecycle Security (Jane's, Fairplay); Materials (CMAI) Environmental Health and Safety & Sustainability		

Note: in millions.

[1] Represents FY periods. MHP FYE is December 31, IHS FYE is November 30. MHP does not provide disclosure on Business Week sale before 2009, so MHP I&M operating results shown beginning in 2009.

[2] MHP I&M revenue represents total segment revenue (including broadcasting) and is adjusted for sale of Business Week in 2009. Info Services revenue growth represents revenue growth for only the Business-to-Business group (adjusted for sale of Business Week).

[3] For IHS, represents revenue growth excluding impact of acquisitions and FX.

[4] For MHP I&M, represents adjusted margin for total I&M segment including allocation of adjusted corporate overhead. 2009 shown as "na" because reported EBIT impacted by Business Week, which was sold in late 2009. For IHS, EBIT represents operating income adjusted for restructuring, other income, gains on sale and pension items.

[5] For MHP I&M, represents average consolidated MHP forward P/E multiple in year. Multiples per CapIQ.

[6] MHP has acquired 2 businesses for I&M in 2011, one of which (Bentek) was announced in December 2010 but closed in 2011.

„ IHS enjoyed strong
 revenue growth
 through the market
 downturn, generating
 organic constant-
 currency revenue
 growth in every year
 from 2008-2010
„ IHS has also been a
 leader in industry
 consolidation, having
 acquired over 30
 companies since
 2007
„ The market has
 rewarded IHS’
 strategy and
 performance with a
 rich valuation
Information & Media’s assets provide the foundation of a business that - with improved focus and appropriate access to capital - should be capable of similarly strong operational performance and warrant a premium valuation.
„ Standalone competitor IHS’ focus and execution has resulted in strong performance and a high valuation
IHS Example Demonstrates Value Creation Potential

„ Despite separate disclosure, MH Financial remains overshadowed by the larger S&P Ratings segment
 ▪ Regulation: S&P Ratings is subjected to considerable regulatory oversight
 ▪ M&A / Growth: MH Financial is a diverse collection of businesses with variable growth and profitability characteristics, ample opportunity to participate in value creating M&A and considerable growth runway, while S&P Ratings is a mature business
 ▪ Capital Structure: S&P Ratings limits overall company leverage due to perceived conflicts of interest
 ▪ Margins / ROIC: Both have very strong margin and ROIC profiles in absolute terms, but S&P
 Ratings has considerably better margins and ROIC on a relative basis
„ Management has conceded that “McGraw-Hill Financial is a completely different business than S&P”(1)
„ MH Financial’s diversity and lack of transparency hinders management performance and valuation
 ▪ S&P Index business is well positioned to realize value as a standalone business and would be an attractive asset for strategic acquirors; however, today its value is unrecognized given poor disclosure and unrelated assets within MH Financial
 ▪ Ratings Direct is a more natural fit with the S&P Ratings business
 ▪ Capital IQ performance masked by disclosure (e.g. number of customers not a helpful performance metric / indicator)
MH Financial’s lack of clear fit with S&P Ratings and its own complex asset mix obfuscate its value and in particular conceal the value of the S&P Index business.
(1) Per commentary of CEO Harold McGraw III on Q2 2011 MHP earnings call Q&A.
MH Financial: Overshadowed by S&P Ratings And Overly Complex

44%
44%
40%
42%
38%
42%
2008
2009
2010
S&P Ratings
Moody's Ratings (MIS)

27%
37%
32%
26%
40%
34%
24%
38%
35%
2008
2009
2010
MH Financial
MSCI
FactSet

Note: All periods represent fiscal years. Excludes non-recurring items for S&P Ratings, MH Financial and all peers. For S&P Ratings and MH Financial, adjusted EBIT margins include allocation of adjusted corporate overhead (based on % EBIT contribution). For S&P Ratings and Moody’s MIS, margins exclude intercompany royalty revenue and EBIT; intercompany royalty revenues assumed to have no associated costs. MSCI
2010 margins impacted by acquisition of lower margin business during fiscal year.
Comparable EBIT Margins: S&P Ratings and MH Financial vs. Peers
„ While there are some differences in business model and mix, both S&P Ratings and MH Financial operate at margins well below best-in-class pure play competitors
„ Following the separation of MH Education, Information & Media and the S&P Index business, the remaining S&P Ratings / MH Financial business will be positioned to improve its performance and bridge its margin gap with peers
 ▪ Senior management focused on one discrete business rather than four
 ▪ Eliminate corporate costs
 ▪ Better alignment of management incentives with business performance
MH Financial & S&P Ratings Underperform Pure Play Peers

S&P Ratings’ Issues: Overshadows McGraw-Hill’s Other Businesses
Separating other businesses would release them from unjustified S&P Ratings overhang, and allow for greater focus from top management at S&P Ratings.
“We remain long-term bullish on MHP (and MCO) but acknowledge that it will be difficult for the shares to outperform near-term given increasing regulatory scrutiny, which has intensified meaningfully since S&P’s downgrade of the US” - Piper Jaffray, August 18, 2011(1)
“Negative headlines following S&P’s downgrade of the US sovereign rating reignited regulatory fears. Here we believe incremental regulation beyond measures in Dodd-Frank seems unlikely.
Also, our price target includes a modest 10% discount [to McGraw-Hill’s total sum of the parts enterprise value] for these risks” - Goldman Sachs, August 18, 2011(2)(3)
„ Public scrutiny of the S&P Ratings business serves as an overhang on McGraw-Hill’s valuation
„ Analysts and investors have accounted for public focus and regulatory scrutiny by applying a discount to the valuation of all McGraw-Hill’s businesses, not just to the S&P Ratings business
„ The result is that S&P Ratings (~50% of total EBIT) infects the valuation of the other businesses rather than protecting them through diversification (as management has historically contended)
„ McGraw-Hill can address this overhang through separation of MH Education, the S&P Index business and Information & Media … S&P Ratings meanwhile should add a well-known independent oversight figure to help manage the increasingly complex global regulatory landscape and external dialogue
(1) “Regulatory Worries Create Near-Term Headwind”; Peter P. Appert and George K. Tong; Piper Jaffray; August 18, 2011.
(2) “Reiterate Buy on ‘self-help’ headlines; we see 30% upside”; Sloan Bohlen and Conor Fennerty; The Goldman Sachs Group, Inc.; August 18, 2011.
(3) Goldman Sachs applies the same 10% valuation reserve to the value of Moody’s (GS report on Moody’s dated April 28, 2011: “Moody’s Corporation: Outsized 1Q is compelling but we are hesitant to chase; still
 Neutral”), for whom the vast majority of EBIT is directly related to ratings vs. ~50% at MHP.

McGraw-Hill’s business segments lack clear commercial or cost synergies.
In particular, MH Education and Info. & Media enjoy no benefits from the structure.
	S&P Ratings	MH Financial	MH Education	Information & Media
S&P Ratings		Commercial Relationship for S&P Index and Cross - Selling Ratings Direct; Limited Corporate Overhead	Limited Corporate Overhead	Limited Corporate Overhead
MH Financial	Commercial Relationship for S&P Index and Cross - Selling Ratings Direct; Limited Corporate Overhead		Limited Corporate Overhead	Limited Corporate Overhead
MH Education	Limited Corporate Overhead	Limited Corporate Overhead		Limited Corporate Overhead
Information & Media	Limited Corporate Overhead	Limited Corporate Overhead	Limited Corporate Overhead
„ MH Education and Information & Media realize no meaningful commercial or cost benefits from each other or the other McGraw-Hill segments
„ S&P Ratings and MH Financial maintain a relationship for indices and credit research
 ▪ S&P credit research reports should be housed within S&P Ratings (vs. MH Financial today)
 ▪ A separation of the S&P Index business should be achieved through a branding agreement for the S&P name, in line with comparable index transactions
No Real Synergies To Justify Drawbacks Of Conglomerate Structure

McGraw-Hill Portfolio Review & Assessment: Value Potential

„ McGraw-Hill is an overly complex equity story for analysts and investors
 ▪ For its size, McGraw-Hill is followed by a relatively small number of Wall Street analysts
 ▪ Diverse primary coverage universes of analysts highlight the difficult equity story
„ A sum of parts valuation is the best means to recognize the value of McGraw-Hill’s distinct assets
„ All of McGraw-Hill’s analysts believe the company’s assets are worth more separately than together
 ▪ ~25% average analyst sum of parts discount highlights substantial discount to fair value
 ▪ “The company’s valuation suffers from a conglomerate discount vs. pure play segment peer multiples … MHP can unlock additional value for shareholders through corporate actions including potential segment divestiture or spin-offs”(1)
Peer / Competitor Coverage
Firm (Analyst)	S&P	MH Fin	MH Ed	I & M	Sum of Parts / Upside (Date)	Other Coverage Areas
Piper (Appert)	X	X	X	X	$52 / 22% (7/29)	For-Profit Education
JP Morgan (Meltz)	X	X		X	$55 / 33% (8/1)	Radio, Publishing
Goldman (Bohlen)	X				$50 / 25% (8/18)	REITs, info services
Stifel (Crum)	X		X		NA	Large Cap Diversified Media
Lazard (Bird)	X				$55 / 33% (8/1)	Ad Agencies, Newspapers
Benchmark (Atorino)	X			X	NA	Newspapers, Broadcasting
Evercore (Arthur)	X				$45-58 / 16% (8/2)	Outdoor, Newspapers, Broadcast
A clearer story would unlock value by improving analyst and investor focus and free McGraw-Hill’s businesses to explore value-creation opportunities.
Note: ‘X’ indicates segments whose comparables / competitors the analysts covers as part of their primary coverage universe. Sum of parts upside percentage based on share price on date of research report.
(1) “Reiterate Buy on ‘self-help’ headlines; we see 30% upside”; Sloan Bohlen and Conor Fennerty; The Goldman Sachs Group, Inc.; August 18, 2011.
Corporate Structure Impedes Recognition Of True Value

MHP Share Price
$40.75
$10.67
$6.20
$3.50
$4.32
6/13/2011 Closing Price
Eliminate Conglomerate Discount
Eliminate Corporate Cost Structure
Execution of Buyback
Bridge Margin Gap With Peers

„ An immediate separation of McGraw-Hill’s businesses would unlock substantial shareholder value by eliminating the current conglomerate discount, accelerating corporate and segment cost rationalization which would lead to margin improvement, and facilitating appropriate capitalization
$51
$65
„ Unlocking McGraw-Hill’s long-term
 conglomerate discount(2) would
 result in ~$11 of value
„ Eliminating McGraw-Hill’s
 corporate cost structure would
 contribute ~$6 of value
„ Execution of McGraw-Hill’s
 authorized buyback would create
 $3.50 of immediate value
„ Bridging the remaining margin gap
 with McGraw-Hill’s peers (gap
 after collapsing the corporate
 structure) would create an
 additional ~$4 of value
$61
Separation would unlock substantial value and could create even greater value through M&A activity for each segment.
(1)
(1) Represents closing price on 6/13/2011, the day before McGraw-Hill announced its portfolio review, intention to sell broadcasting and review of G&A.
(2) Based on McGraw-Hill’s long-term discount to the weighted average P/E multiple of its peers (as shown on page 7) and average conglomerate discount per analyst research (as shown on page 24).
(3) Represents elimination of McGraw-Hill’s $164.4mm of 2010 adjusted corporate costs valued at a 17.8x forward P/E multiple. Valuation multiple represents MHP’s 6/13/2011 multiple adjusted for elimination of the company’s conglomerate discount; this is in line with the 17.9x weighted average multiple of MHP’s peers on 6/13/2011 (see page 7). Assumes MHP’s corporate tax rate.
(4) Assumes repurchase at 6/13/2011 closing price. Assumes funding through new leverage of 2x EBITDA at MH Education, MH Financial and Information & Media segments, with no incremental leverage on S&P
 Ratings (implies pro forma net leverage of ~1x EBITDA on all MHP). Assumes 4.5% after tax cost of debt.
(5) Represents value from bridging remaining margin gap with peers after elimination of $164.4mm of adjusted corporate costs. Peer margin comparison detail shown on pages 14, 18 and 20. Assumes multiple and tax rate consistent with footnote 3.
$58
(2)
Portfolio Review Can Result In Substantial Value Creation
(3)
(4)
(5)

Conclusion
„ McGraw-Hill’s conglomerate structure acts as a significant constraint on each of its businesses, hampering operational performance, strategic flexibility in allocating capital and share price valuation
„ McGraw-Hill has much more meaningful and beneficial opportunities to improve operating performance and clarify the underlying value of its assets than the actions undertaken to date (such as seeking to sell broadcasting, which accounts for only ~2% of total EBIT)
„ A wide ranging, transformative and comprehensive resolution of the corporate structure and cost structure is essential for McGraw-Hill to improve operating performance and shareholder return
 ▪ Separating MH Education, Information & Media and the S&P Index business would position these businesses to improve performance and participate in consolidation, thus unlocking value
 ▪ Collapsing McGraw-Hill’s corporate cost structure and eliminating duplicative overhead costs would enhance this value creation
 ▪ Accelerated share buybacks would multiply the value creation impact of these changes
 ▪ Bolstering S&P Ratings with an independent oversight figure would help the business navigate an increasingly complex global regulatory environment and heightened public focus
„ JANA and OTPP each look forward to providing an independent shareholder perspective to McGraw-
 Hill’s management and Board of Directors as they conduct the current portfolio review
The real question is why would McGraw-Hill not promptly take these steps to improve operating performance and unlock shareholder value?